Exhibit 23.6

Consent of Independent Auditors

The Member

TA-High Desert, LLC:

We consent to the use of our report dated April 29, 2014, with respect to the balance sheet of TA-High Desert, LLC as of December 31, 2013, and the related statements of operations, member’s equity, and cash flows for the period from March 28, 2013 (acquisition) to December 31, 2013, and incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 16, 2015